UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Results of 2012 Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of American Water Works Company, Inc. (the “Company”) was held on May 11, 2012, at The Mansion, located at 3000 Main Street, in Voorhees, New Jersey, pursuant to the Notice sent on or about March 30, 2012, to all stockholders of record at the close of business on March 19, 2012.

At the meeting, the holders of 157,445,020, or 89 percent of the Company’s common stock were represented in person or by proxy constituting a quorum. At the meeting:

(1)	the following nominees were elected as directors of the Company for a term expiring at the 2013 Annual Meeting and received the votes set forth adjacent to their names below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Stephen P. Adik	138,316,269	196,422	100,843	18,831,486
Martha Clark Goss	137,010,559	1,518,074	84,901	18,831,486
Julie A. Dobson	138,193,826	328,604	91,104	18,831,486
Richard R. Grigg	137,005,272	178,983	1,429,279	18,831,486
Julia L. Johnson	135,108,925	2,084,959	1,419,650	18,831,486
George MacKenzie	138,312,086	210,598	90,850	18,831,486
William J. Marrazzo	136,916,157	1,604,315	93,062	18,831,486
Jeffry E. Sterba	138,333,328	185,289	94,917	18,831,486

(2)	the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstain
156,000,216	1,324,136	120,668

(3)	the advisory vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
136,580,374	1,188,943	844,217	18,831,486

(4)	the Stockholder Proposal regarding an amendment to the Company’s Annual Incentive Plan, was not approved, receiving the following vote:

For	Against	Abstain	Broker Non-Votes
4,056,213	133,703,316	854,005	18,831,486

Item 8.01.	Other Matters

On May 11, 2012, the board of directors of the Company reconstituted the committees of the board.

The membership of the committees of the board of directors is as follows:

Audit Committee	Compensation Committee	Finance Committee	Nominating/Corporate Governance Committee
Martha Clark Goss (Chair)	William J. Marrazzo (Chair)	Richard R. Grigg (Chair)	Julia L. Johnson (Chair)
Stephen P. Adik	Julie A. Dobson	Martha Clark Goss	Julie A. Dobson
William J. Marrazzo	Julia L. Johnson	Stephen P. Adik	Richard R. Grigg

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General Counsel and Secretary